Exhibit 6

AMENDED AND RESTATED
CHANGE IN CONTROL AGREEMENT

This Agreement, effective as of this 22nd day of December, 2006 (the "Effective Date") by and between Smithtown Bancorp, Inc., a New York corporation (the "Company"), Bank of Smithtown, a New York banking institution (the "Bank"), and Judith Barber (the "Executive"), Executive Vice President and Executive Secretary of the Company and the Bank.

WHEREAS, the Company and the Bank consider it essential to the best interests of the Company's stockholders and the operations of the Bank to foster the continuing employment of key management personnel by minimizing the uncertainty and distraction among, and departures by, senior management personnel in the event of a Change in Control (as defined herein).

NOW THEREFORE, the Company, the Bank and the Executive, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

1. Change in Control. A "Change in Control" means any one of the following events:

(a)  Merger: The Company merges into or consolidates with another corporation, or merges another corporation into the Company and, as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation;

(b) Acquisition of Significant Share Ownership: A report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person(s) has or have become the beneficial owner(s) of 25% or more of a class of the Company's voting securities, but this clause (b) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

(c)  Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company's or the Bank's Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company's or the Bank's Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by such board (or first nominated by such board for election) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period; or

(d) Sale of Assets: The Company or the Bank sell to a third party all or substantially all of their assets.

2.  Terminating Event. A "Terminating Event" shall mean any of the events provided in this Section 2 which occurs within twenty-four (24) months following the effective date of a Change in Control as defined in Section l:

(a) Termination by the Bank or the Company of the employment of the Executive with the Bank or the Company for any reason other than Cause. "Cause" shall mean any act of dishonesty by the Executive resulting in the substantial personal enrichment of the Executive at the expense of the Bank and/or the Company. The Executive shall not be deemed to have been terminated for Cause by the Bank or the Company unless there has been delivered to the Executive a copy of a resolution duly adopted by a majority of the entire membership of the Board of Directors at a meeting of the Board duly called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive to be heard before the Board with counsel) finding that, in the good faith opinion of the Board, the Executive was guilty of the conduct described above and specifying the particulars of such conduct. If the Bank or the Company terminates the Executive's employment for Cause, the Bank and the Company shall have no further obligations to make any payments to the Executive under this Agreement.

(b) Termination by the Executive of her employment with the Bank and the Company, upon the provision of thirty (30) days' advance written notice, for Good Reason. "Good Reason" shall mean termination upon the occurrence of or after any of the following events:

(i) A significant adverse change, not consented to by the Executive, in the nature or scope of the Executive's responsibilities, authority, powers, functions or duties from those exercised by the Executive immediately prior to a Change in Control;

(ii) A reduction in the Executive's base annual salary or cash incentive compensation opportunity as measured by reference to the Executive's base salary and cash incentive compensation opportunity prior to the date of the Change in Control;

(iii) A relocation of the Executive's employment to any location that is more than fifty (50) miles from the Executive's primary employment location at the time of the Change in Control, or a requirement that the Executive travel more than 30 working days in any calendar year or more than 10 consecutive calendar days at any one time.

(iv) A failure to continue in effect or a reduction in any benefit programs or perquisites in which the Executive participated or which were provided to the Executive prior to the Change in Control, including stock compensation benefits, unless the Company or the Bank provides the Executive with a plan or plans that provide substantially similar benefits, or unless such changes or reductions are required by law or are made on a non-discriminatory basis and are generally applicable to all employees;

(v) Failure by the Company or the Bank to require a successor to assume and agree to perform their respective obligations under this Agreement; or

(vi) A material breach by the Company or the Bank of any of their respective obligations under this Agreement.

3.  Severance Payments. Upon the occurrence of a Terminating Event, the Company or the Bank shall pay to the Executive as severance the following:

(a) An amount equal to three (3) times the sum of (x) the Executive's highest annual rate of base salary during the three (3) most recently completed calendar years preceding the effective date of the Change in Control and (y) the highest annual bonus or similar cash incentive compensation paid to the Executive or accrued on the Executive's behalf during the three (3) most recently completed calendar years preceding the effective date of the Change in Control. The sum due under this Section shall be paid, at the election of the Executive, in one lump sum within thirty (30) calendar days after such termination or monthly for a period of thirty-six (36) months from the date of termination.

(b) An amount equal to the contributions and benefits the Executive would have received for the thirty-six months under any tax-qualified or non-qualified benefit or retirement programs in which she participated prior to her termination (with the amount of the benefits determined by reference to the benefits received by the Executive (or the accruals made on her behalf) under such programs during the most recently completed calendar year preceding her termination. The sum due under this Section shall be paid, at the election of the Executive, in one lump sum within thirty (30) calendar days after such termination or monthly for a period of thirty-six (36) months from the date of termination.

(c) The Executive shall become fully vested in all unvested restricted stock awards and other stock-based benefits provided by the Company or the Bank, and all unvested stock options shall be fully vested and exercisable by the Executive as of her termination date.

(d) The Executive shall, for a period of thirty-six (36) months following termination, continue to participate in any benefit plans of the Company and the Bank that provide health, dental, medical, life or disability insurance, or similar coverage, upon terms no less favorable than the most favorable terms provided to senior executives of the Company or the Bank during such period. In the event that the Company or the Bank is unable to provide the coverage referred to in the preceding sentence by reason of the Executive no longer being an employee, the Company and the Bank shall provide the Executive with comparable coverage on an individual policy basis or, if individual coverage is not available, provide a cash payment equivalent to the value of such individual coverage.

4. Adjustment of Certain Payments and Benefits.

(a) Tax Indemnification. Notwithstanding anything in this Agreement to the contrary and except as set forth below, in the event it shall be determined that any payment, benefit or distribution made or provided by the Company or the Bank to or for the benefit of the Executive (whether made or provided pursuant to the terms of this Agreement or otherwise) (each referred to herein as a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise tax (the excise tax, together with any such interest and penalties, are herein collectively referred to as the "Excise Tax"), the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

(b) Determination of Gross-Up Payment. Subject to the provisions of Section 4(c), all determinations required to be made under this Section 4, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm reasonably acceptable to the Company and the Bank as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations to the Company, the Bank and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company and the Bank. All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Bank. Any Gross-Up Payment, as determined pursuant to this Section 4, shall be paid to the Executive within five business days of the later of (i) the due date for the payment of any Excise Tax, and (ii) the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company, the Bank and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code, at the time of the initial determination by the Accounting Firm hereunder, it is possible that a Gross-Up Payment will not have been made by the Company and the Bank which should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company and the Bank exhaust their remedies pursuant to Section 4(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company or the Bank to or for the benefit of the Executive.

(c)  Treatment of Claims. The Executive shall notify the Company and the Bank in writing of any claim by the Internal Revenue Service that, if successful, would require a Gross-Up Payment to be made. Such notification shall be given as soon as practicable, but no later than ten business days, after the Executive is informed in writing of such claim and shall apprise the Company and the Bank of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to the Company and the Bank (or any shorter period ending on the date that payment of taxes with respect to such claim is due). If the Company or the Bank notifies the Executive in writing prior to the expiration of this period that it desires to contest such claim, the Executive shall:

(i) give the Company and the Bank any information reasonably requested by the Company and the Bank relating to such claim;

(ii) take such action in connection with contesting such claim as the Company and the Bank shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and the Bank;

(iii) cooperate with the Company and the Bank in good faith in order to effectively contest such claim; and

(iv) permit the Company and the Bank to participate in any proceedings relating to such claim; provided, however, that the Company and the Bank shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and indemnity and hold the Executive harmless, on an after-tax basis, for any Excise Tax or related taxes, interest or penalties imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 4(c), the Company and the Bank shall control all proceedings taken in connection with such contest and, at their option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority with respect to such claim and may, at their option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner. Further, the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company and the Bank shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company and the Bank shall advance the amount of such payment to the Executive on an interest-free basis (including interest or penalties with respect thereto). Furthermore, the Company's and the Bank's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or any other taxing authority.

(d) Adjustments to the Gross-Up Payment. If, after the receipt by the Executive of an amount advanced by the Company or the Bank pursuant to Section 4(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's or the Bank's compliance with the requirements of Section 4(c)) promptly pay to the Company or the Bank the amount of such refund (together with any interest paid or credited thereon after applicable taxes). If, after the receipt by the Executive of an amount advanced by the Company or the Bank pursuant to Section 4(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and such denial of refund occurs prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

5. Term.  This Agreement shall take effect on the Effective Date first set forth above and shall remain in effect for so long as the Executive remains an employee of the Company and the Bank, subject to the rights of the Executive hereunder upon the occurrence of a Terminating Event.

6. Withholding. All payments made by the Company or the Bank under this Agreement shall be net of any tax or other amounts required to be withheld by the Company or the Bank under applicable law.

7. No Mitigation. The Company and the Bank agree that, if the Executive's employment is terminated during the term of this Agreement, the Employee is not required to seek other employment or to attempt in any way to reduce amounts payable to the Executive under this Agreement; further, the amount of any payment provided for in this Agreement shall not be reduced by any compensation earned by the Executive as a result of employment with another employer, by retirement benefits, or offset against any amount claimed to be owed by the Executive to the Company or the Bank or any of their affiliates.

8. Assignment. Except as otherwise provided herein, neither the Company and the Bank, nor the Executive, may assign this Agreement or any interest therein, by operation of law or otherwise, without the prior written consent of the other party, and without such consent any attempted transfer or assignment shall be null and void and of no effect. In the event of the Executive's death after a Terminating Event, but prior to the completion of all payments due the Executive under Section 3 of this Agreement, the Company or the Bank shall continue to make such payments to the Executive's duly designated beneficiary(ies) or estate.

9. Successors. In addition to any obligations imposed by law upon any successors, the Company and the Bank shall require any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company and the Bank, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company and the Bank would be required to perform if no such succession had taken place.

10. Severability. If any portion or provision of this Agreement shall be declared illegal or unenforceable for any reason, then the remaining portions or provisions of this Agreement shall be unaffected and shall continue in full force and effect to the fullest extent permitted by law.

11. Amendment and Waiver. This Agreement may be amended or modified only by means of a written instrument signed by the Executive and the duly authorized representatives of the Company and the Bank. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of a breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach of this Agreement.

12. Notices. Any notices, requests, demands or other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Company or the Bank, or to the Company at its main office, to the attention of the Board of Directors.

13. Source of Payments. All payments provided for in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, unconditionally guarantees payment and provision of all amounts and benefits due hereunder to the Executive and, if such amounts and benefits are not paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

14. Effect of Prior Agreements and Existing Benefit Plans. This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment or change in control agreement between the Bank or any predecessor of the Bank and the Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that the Executive is subject to receiving fewer benefits than those available to her without reference to this Agreement.

15. No Contract of Employment. Nothing in this Agreement shall be construed as creating an express or implied contract of employment and, except as otherwise agreed to in writing between the Executive, the Company and/or the Bank, the Executive shall not have any right to be retained in the employ of the Company or the Bank.

16. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of the Company, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of her right to be paid during the pendency of any dispute or controversy arising under or in connection with this Agreement.

17. Payment of Legal Fees. All reasonable legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Company or the Bank, only if the Executive is successful pursuant to a legal judgment, arbitration or settlement.

18. Governing Law. The provisions of this Agreement shall be constructed in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

ATTEST:	SMITHTOWN BANCORP, INC.

By: Bradley E. Rock
Title: Chairman, President & CEO

ATTEST:	BANK OF SMITHTOWN

By: Bradley E. Rock
Title: Chairman, President & CEO

WITNESS:

Judith Barber